POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints Stewart D. Gregg and Steve Simon and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission by USAllianz Variable Insurance Products Fund of Funds Trust pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURE                        TITLE                        DATE

/S/  CHRISTOPHER PINKERTON       Trustee                      October 15, 2004
Christopher Pinkerton

/S/ HARRISON CONRAD              Trustee                      October 15, 2004
Harrison Conrad

/S/ ROGER A. GELFENBEIN          Trustee                      October 15, 2004
Roger A. Gelfenbein

/S/ ARTHUR C. REEDS III          Trustee                      October 15, 2004
Arthur C. Reeds III

/S/ TROY SHEETS                  Treasurer                    October 15, 2004
Troy Sheets

/S/ CLAIRE R. LEONARDI           Trustee                      October 15, 2004
Claire R. Leonardi

/S/ DICKSON W. LEWIS             Trustee                      October 15, 2004
Dickson W. Lewis

/S/ PETER W. MCCLEAN             Trustee                      October 15, 2004
Peter W. McClean

/S/ JEFFREY KLETTI               Trustee and Vice President   October 15, 2004
Jeffrey Kletti